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                                                                    EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Teekay Shipping Corporation of our report dated February 11, 2000, with respect to the consolidated financial statements and schedule of Teekay and its Subsidiaries included in the Transition Report (Form 20-F) for the transition period from April 11, 1999 to December 31, 1999, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG, Chartered Accountants



Nassau, Bahamas
July 28, 2000